Exhibit 3.1

NINTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
RAPID MICRO BIOSYSTEMS, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Rapid Micro Biosystems, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.            That the name of this corporation is Rapid Micro Biosystems, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on December 29, 2006 under the name Rapid Micro Biosystems, Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 1, 2009. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 2013. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 1, 2014. A Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 21, 2015. A Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was filed on August 3, 2015. A Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was filed on March 3, 2016. A Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was filed effective as of July 24, 2017. A Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 24, 2017. A Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 11, 2018. A Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 28, 2020. A Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation was filed on May 14, 2020. An Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 9, 2021.

2.            That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Eighth Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Eighth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Rapid Micro Biosystems, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 430,774,617, consisting of (i) 234,516,907 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 196,257,710 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

200,000,000 of the authorized shares of Common Stock of the Corporation are hereby designated “Class A Common Stock” and 34,516,907 of the authorized shares of Common Stock of the Corporation are hereby designated “Class B Common Stock”, in each case with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations. Immediately upon the effectiveness of this Certificate of Incorporation (the “Effective Time”), each share of the Corporation’s Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any holder, be reclassified as, and shall become, one share of Class A Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of the Corporation’s Common Stock shall from and after the Effective Time be deemed to represent shares of Class A Common Stock, without the need for surrender or exchange thereof.

1.            General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.            Voting.

2.1            The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock or any class thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2.2            Except as otherwise required by the General Corporation Law or as set forth in the following sentence, the Class B Common Stock shall have no voting rights and shall not entitle the holders thereof to any vote at any meeting of stockholders, or in connection with any written consent of stockholders, with respect to any matter, and the shares of Class B Common Stock shall not be considered present or entitled to vote or otherwise accounted for in connection with any meeting or vote that occurs during such time (including for purposes of determining the presence or absence of a quorum or the minimum vote required to approve any matter). However, as long as any shares of Class B Common Stock are outstanding, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Class B Common Stock, the Corporation shall not, directly or indirectly, whether by or through any subsidiary and whether by merger, consolidation or otherwise, amend, modify or repeal any provision of the Certificate of Incorporation if the effect thereof would be to modify the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock.

3.            Conversion of Class B Common Stock.

3.1            Conversion at Option of Holder. Each share of Class B Common Stock shall be convertible, at any time and from time to time from and after the date of issuance, at the option of the holder thereof, into one share of Class A Common Stock. A holder of Class B Common Stock shall effect conversions by providing the Corporation with written notice that such holder elects to convert all or any number of the shares of Class B Common Stock held by such holder (a “Class B Notice of Conversion”). The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such Class B Notice of Conversion shall be the time of conversion (the “Class B Conversion Time”) and the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Class B Conversion Time, issue and deliver to such holder of Class B Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a book-entry statement evidencing the number (if any) of the shares of Class B Common Stock that were not converted into Class A Common Stock.

3.2            Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, but subject to the second to last sentence of this Subsection 3.2, the Corporation shall not effect any conversion of the Class B Common Stock, and a holder shall not have the right to convert any portion of the Class B Common Stock, to the extent that, after giving effect to an attempted conversion set forth in the applicable Notice of Conversion, such holder together with any Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”), including any “group” of which the holder is a member would beneficially own a number of shares of Class A Common Stock in excess of 4.9% of the total number of shares of Class A Common Stock then issued and outstanding (the “Beneficial Ownership Limitation”); provided that the Beneficial Ownership Limitation shall not apply to the extent that the Class A Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act. Delivery of a Notice of Conversion by a holder in respect of the conversion of Class B Common Stock shall constitute a representation by such holder that the issuance of shares of Class A Common Stock in accordance with such Notice of Conversion will not cause such holder (together with any Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission (as defined below)) to beneficially own a number of shares of Class A Common Stock in excess of the Beneficial Ownership Limitation, as determined in accordance with this Certificate of Incorporation. For purposes of this Subsection 3.2, the number of shares of Class A Common Stock beneficially owned by such holder shall include the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which are issuable upon (A) conversion of the remaining, unconverted Class B Common Stock beneficially owned by such holder (and any Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission), and (B) exercise, exchange or conversion of the unexercised, unexchanged or unconverted portion of any other securities of the Corporation subject to a limitation on conversion, exchange or exercise analogous to the limitation contained herein (including any class or series of preferred stock and warrants) beneficially owned by such holder (and any Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission). Except as set forth in the preceding sentence, for purposes of this Subsection 3.2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Subsection 3.2, in determining the number of outstanding shares of Class A Common Stock, a holder may rely on the number of outstanding shares of Class A Common Stock as stated in the Corporation’s most recent quarterly or annual report filed with the Commission, any current report or other filing filed by the Corporation with the Commission subsequent thereto or any confirmation provided by the Corporation in accordance with the next sentence. Upon the written request of a holder (which may be via electronic mail), the Corporation shall promptly following such request, confirm in writing via electronic mail to such holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to any actual conversion, exchange or exercise of securities of the Corporation, including Class B Common Stock, by such holder (and any Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission) since the date as of which such number of outstanding shares of Class A Common Stock was last publicly reported. Notwithstanding anything herein to the contrary, in the event of an error in the Notice of Conversion that would result in the holder beneficially owning shares of Class A Common Stock in excess of the Beneficial Ownership Limitation, then such Notice of Conversion shall only be effective with respect to that number of shares of Class A Common Stock that would not result in the holder exceeding the Beneficial Ownership Limitation.

3.3            Automatic Conversion Upon Certain Transfers. Upon a transfer of shares of Class B Common Stock by a holder to a Person that is neither an Affiliate of such holder nor a Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission (a “Permitted Transferee”), each share of Class B Common Stock so transferred shall automatically, without further action by the transferor or Permitted Transferee, convert into a share of Class A Common Stock; and upon delivery to the Corporation of written notice from the transferor of any such transfer, the Corporation shall issue and deliver the shares of Class A Common Stock into which such transferred shares of Class B Common Stock shall have thereby converted, with the same effect as if such notice of transfer were a Class B Notice of Conversion delivered in accordance with Subsection 3.1. For purposes of this Subsection 3.3, a transfer of Class B Common Stock shall be deemed to have occurred when the Permitted Transferee has delivered the agreed consideration for such shares to the transferor. The written notice of transfer to be delivered to the Corporation in accordance with this Subsection 3.3 shall be deemed a representation by the transferor that it has received such consideration, and the Corporation shall be entitled to rely upon such representation.

3.4            Reservation of Shares. The Corporation shall at all times when any shares of Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Class B Common Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

3.5            Effect of Conversion. All shares of Class B Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Class B Conversion Date, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor. Any shares of Class B Common Stock so converted shall be retired and cancelled and may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

3.6            Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Class B Common Stock pursuant to this Section 3. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

3.7            Certain Defined Terms. For the purposes of this Section 3, the following terms shall have the following meanings:

(a)            “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. With respect to a holder of capital stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder.

(b)            “Person” means any individual, sole proprietorship, partnership (general or limited), limited liability company, joint venture, company, trust (statutory or common law), unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental or regulatory agency.

4.            Redemption. The Common Stock is not redeemable at the option of the holder.

5.            Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of any assets of the Corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

B.	PREFERRED STOCK

22,563,639 of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series A1 Preferred Stock”, 61,217,419 of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series B1 Preferred Stock”, 55,459,752 of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series C1 Preferred Stock”, 31,739,130 of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series C2 Preferred Stock”, 22,499,993 of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series D1 Preferred Stock”, and 2,777,777 of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series D2 Preferred Stock”, in each case with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.            Dividends.

1.1            From and after the date of issuance of any shares of Series A1 Preferred Stock, dividends at the rate per annum of $0.04 per share shall accrue on such shares of Series A1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A1 Preferred Stock) (the “Series A1 Accruing Dividends”). The Series A1 Accruing Dividends shall accrue ratably on a quarterly basis, whether or not declared; provided however, that except as set forth in Subsection 1.5, Section 2 and Section 6, such Series A1 Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series A1 Accruing Dividends.

1.2            From and after the date on which the first share of Series B1 Preferred Stock was issued, dividends at the rate per annum of $0.04 per share shall accrue on such shares of Series B1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B1 Preferred Stock) (the “Series B1 Accruing Dividends”). Notwithstanding the foregoing, if the Series B1 Preferred Stock is not redeemed by the Corporation on the General Redemption Date (as defined below) following the delivery of a General Redemption Request (as defined below) for any reason, then the Series B1 Accruing Dividends shall automatically be increased to $0.10 per share of Series B1 Preferred Stock per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B1 Preferred Stock) until such time as the Series B1 Preferred Stock has been redeemed in full by the Corporation. The Series B1 Accruing Dividends shall accrue ratably on a quarterly basis, whether or not declared; provided however, that except as set forth in Subsection 1.5, Section 2 and Section 6, such Series B1 Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series B1 Accruing Dividends, subject to such payments having been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment).

1.3            From and after the date on which the first share of Series C1 Preferred Stock was issued (the “Series C1 Original Issue Date”), dividends at the rate per annum of $0.046 per share shall accrue on the shares of Series C1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C1 Preferred Stock) (the “Series C1 Accruing Dividends”). Notwithstanding the foregoing, if the Series C1 Preferred Stock is not redeemed by the Corporation on the General Redemption Date following the delivery of a General Redemption Request for any reason, then the Series C1 Accruing Dividends shall automatically be increased to $0.115 per share of Series C1 Preferred Stock per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C1 Preferred Stock) until such time as the Series C1 Preferred Stock has been redeemed in full by the Corporation. The Series C1 Accruing Dividends shall accrue ratably on a quarterly basis, whether or not declared; provided however, that except as set forth in Subsection 1.5, Section 2 and Section 6, such Series C1 Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series C1 Accruing Dividends, subject to such payments having been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment).

1.4            From and after the Series C1 Original Issue Date, dividends at the rate per annum of $0.046 per share shall accrue on the shares of Series C2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C2 Preferred Stock) (the “Series C2 Accruing Dividends” and, together with the Series A1 Accruing Dividends, the Series B1 Accruing Dividends and the Series C1 Accruing Dividends, the applicable “Accruing Dividends”). Notwithstanding the foregoing, if the Series C2 Preferred Stock is not redeemed by the Corporation on the General Redemption Date following the delivery of a General Redemption Request for any reason, then the Series C2 Accruing Dividends shall automatically be increased to $0.115 per share of Series C2 Preferred Stock per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C2 Preferred Stock) until such time as the Series C2 Preferred Stock has been redeemed in full by the Corporation. The Series C2 Accruing Dividends shall accrue ratably on a quarterly basis, whether or not declared; provided however, that except as set forth in Subsection 1.5, Section 2 and Section 6, such Series C2 Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series C2 Accruing Dividends, subject to such payments having been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment).

1.5            The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to obtaining any consents required elsewhere in the Certificate of Incorporation): (i) first, the holders of Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock then outstanding shall receive, or simultaneously receive, on a pari passu basis, a dividend on each outstanding share of Series C1 Preferred Stock, Series C2 Preferred Stock or Series B1 Preferred Stock, respectively, in an amount equal to the amount of the aggregate Series C1 Accruing Dividends, Series C2 Accruing Dividends or Series B1 Accruing Dividends, respectively, then accrued on such applicable share and not previously paid; and (ii) second, after payment in full of the dividends referred to in clause (i) hereof, the holders of Series A1 Preferred Stock then outstanding shall receive, or simultaneously receive, a dividend on each outstanding share of Series A1 Preferred Stock in an amount equal to the amount of the aggregate Series A1 Accruing Dividends then accrued on such share of Series A1 Preferred Stock and not previously paid. After payment of the dividends in the preceding sentence, any additional dividends or distributions shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Class A Common Stock at the then effective conversion rate.

2.            Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1            Payments to Holders of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock.

2.1.1            Payments to Holders of Series D1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series D1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis with the payment of the Series D2 Liquidation Preference to the holders of Series D2 Preferred Stock pursuant to Subsection 2.1.2, the payment of the Series C1 Liquidation Preference to the holders of shares of Series C1 Preferred Stock pursuant to Subsection 2.1.3, the payment of the Series C2 Liquidation Preference to the holders of shares of Series C2 Preferred Stock pursuant to Subsection 2.1.4, and the payment of the Series B1 Liquidation Preference to the holders of shares of Series B1 Preferred Stock pursuant to Subsection 2.1.5, but before any payment shall be made to the holders of Series A1 Preferred Stock or Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $3.60, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D1 Preferred Stock (the “Series D1 Original Issue Price”), plus any dividends declared but unpaid on the Series D1 Preferred Stock, and (ii) such amount per share of Series D1 Preferred Stock as would have been payable in respect of each share of Series D1 Preferred Stock had each share of Series D1 Preferred Stock converted into Class A Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the greater of clauses (i) and (ii), the “Series D1 Liquidation Preference”); provided that if any such payments require approval by the Board of Directors (the “Series D1 Qualified Payments”), then such Series D1 Qualified Payments shall have been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment), and in any event such Series D1 Qualified Payments shall be made pursuant to and in accordance with this Subsection 2.1.1 of the Certificate of Incorporation, which has been approved by the Board of Directors, and any amendments or changes to this Subsection 2.1.1 shall require, in addition to any stockholder approval required under the Certificate of Incorporation, the approval of the Board of Directors. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.1, the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.2        Payments to Holders of Series D2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series D2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis with the payment of the Series D1 Liquidation Preference to the holders of Series D1 Preferred Stock pursuant to Subsection 2.1.1, the payment of the Series C1 Liquidation Preference to the holders of shares of Series C1 Preferred Stock pursuant to Subsection 2.1.3, the payment of the Series C2 Liquidation Preference to the holders of shares of Series C2 Preferred Stock pursuant to Subsection 2.1.4, and the payment of the Series B1 Liquidation Preference to the holders of shares of Series B1 Preferred Stock pursuant to Subsection 2.1.5, but before any payment shall be made to the holders of Series A1 Preferred Stock or Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $3.60, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D2 Preferred Stock (the “Series D2 Original Issue Price”), plus other dividends declared but unpaid on the Series D2 Preferred Stock, and (ii) such amount per share of Series D2 Preferred Stock as would have been payable in respect of each share of Series D2 Preferred Stock had each share of Series D2 Preferred Stock converted into Class A Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the greater of clauses (i) and (ii), the “Series D2 Liquidation Preference”); provided that if any such payments require approval by the Board of Directors (the “Series D2 Qualified Payments”), then such Series D2 Qualified Payments shall have been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment), and in any event such Series D2 Qualified Payments shall be made pursuant to and in accordance with this Subsection 2.1.2 of the Certificate of Incorporation, which has been approved by the Board of Directors, and any amendments or changes to this Subsection 2.1.2 shall require, in addition to any stockholder approval required under the Certificate of Incorporation, the approval of the Board of Directors. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D2 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.2, the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.3        Payments to Holders of Series C1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis with the payment of the Series D1 Liquidation Preference to the holders of shares of Series D1 Preferred Stock pursuant to Subsection 2.1.1, the payment of the Series D2 Liquidation Preference to the holders of shares of Series D2 Preferred Stock pursuant to Subsection 2.1.2, the payment of the Series C2 Liquidation Preference to the holders of shares of Series C2 Preferred Stock pursuant to Subsection 2.1.4 and the payment of the Series B1 Liquidation Preference to the holders of shares of Series B1 Preferred Stock pursuant to Subsection 2.1.5, but before any payment shall be made to the holders of Series A1 Preferred Stock or Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $1.725, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C1 Preferred Stock, and (ii) the sum of (x) $1.15, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C1 Preferred Stock (the “Series C1 Original Issue Price”), (y) any Series C1 Accruing Dividends accrued but unpaid on the Series C1 Preferred Stock, and (z) any other dividends declared but unpaid on the Series C1 Preferred Stock (the greater of clauses (i) and (ii), the “Series C1 Liquidation Preference”); provided that if any such payments require approval by the Board of Directors (the “Series C1 Qualified Payments”), then such Series C1 Qualified Payments shall have been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment), and in any event such Series C1 Qualified Payments shall be made pursuant to and in accordance with this Subsection 2.1.3 of the Certificate of Incorporation, which has been approved by the Board of Directors, and any amendments or changes to this Subsection 2.1.3 shall require, in addition to any stockholder approval required under the Certificate of Incorporation, the approval of the Board of Directors. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.3, the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.4        Payments to Holders of Series C2 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis with the payment of the Series D1 Liquidation Preference to the holders of shares of Series D1 Preferred Stock pursuant to Subsection 2.1.1, Series D2 Liquidation Preference to the holders of shares of Series D2 Preferred Stock pursuant to Subsection 2.1.2, Series C1 Liquidation Preference to the holders of shares of Series C1 Preferred Stock pursuant to Subsection 2.1.3 and the payment of the Series B1 Liquidation Preference to the holders of shares of Series B1 Preferred Stock pursuant to Subsection 2.1.5, but before any payment shall be made to the holders of Series A1 Preferred Stock or Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $1.725, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C2 Preferred Stock, and (ii) the sum of (x) $1.15, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C2 Preferred Stock (the “Series C2 Original Issue Price”), (y) any Series C2 Accruing Dividends accrued but unpaid on the Series C2 Preferred Stock, and (z) any other dividends declared but unpaid on the Series C2 Preferred Stock (the greater of clauses (i) and (ii), the “Series C2 Liquidation Preference”); provided that if any such payments require approval by the Board of Directors (the “Series C2 Qualified Payments”), then such Series C2 Qualified Payments shall have been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment), and in any event such Series C2 Qualified Payments shall be made pursuant to and in accordance with this Subsection 2.1.4 of the Certificate of Incorporation, which has been approved by the Board of Directors, and any amendments or changes to this Subsection 2.1.4 shall require, in addition to any stockholder approval required under the Certificate of Incorporation, the approval of the Board of Directors. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C2 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.4, the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.5        Payments to Holders of Series B1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series B1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis with the payment of the Series D1 Liquidation Preference to the holders of shares of Series D1 Preferred Stock pursuant to Subsection 2.1.1, Series D2 Liquidation Preference to the holders of shares of Series D2 Preferred Stock pursuant to Subsection 2.1.2, Series C1 Liquidation Preference to the holders of shares of Series C1 Preferred Stock pursuant to Subsection 2.1.3 and the payment of the Series C2 Liquidation Preference to the holders of shares of Series C2 Preferred Stock pursuant to Subsection 2.1.4, but before any payment shall be made to the holders of Series A1 Preferred Stock or Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $1.50, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B1 Preferred Stock, and (ii) the sum of (x) $1.00, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B1 Preferred Stock (the “Series B1 Original Issue Price”), (y) any Series B1 Accruing Dividends accrued but unpaid on the Series B1 Preferred Stock, and (z) any other dividends declared but unpaid on the Series B1 Preferred Stock (the greater of clauses (i) and (ii), the “Series B1 Liquidation Preference”); provided that if any such payments require approval by the Board of Directors (the “Series B Qualified Payments”), then such Series B Qualified Payments shall have been ratified by the Board of Directors at the time of declaration, payment or set aside, as applicable (including by the approval of the Board of Directors of such payment), and in any event such Series B Qualified Payments shall be made pursuant to and in accordance with this Subsection 2.1.5 of the Certificate of Incorporation, which has been approved by the Board of Directors, and any amendments or changes to this Subsection 2.1.5 shall require, in addition to any stockholder approval required under the Certificate of Incorporation, the approval of the Board of Directors. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.5, the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2            Payments to Holders of Series A1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series A1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment of the Series D1 Liquidation Preference, the Series D2 Liquidation Preference, the Series C1 Liquidation Preference, the Series C2 Liquidation Preference, the Series B1 Liquidation Preference and other payments to the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock pursuant to Subsection 2.1 but before any payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series A1 Preferred Stock by reason of their ownership thereof, an amount per share equal to $1.00, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A1 Preferred Stock (the “Series A1 Original Issue Price” and, together with the Series B1 Original Issue Price, the Series C1 Original Issue Price, the Series C2 Original Issue Price, the Series D1 Original Issue Price and the Series D2 Original Issue Price, the applicable “Original Issue Price”), plus any Series A1 Accruing Dividends accrued but unpaid on the Series A1 Preferred Stock, plus any other dividends declared but unpaid on the Series A1 Preferred Stock (collectively, the “Series A1 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3            Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of (i) the Series D1 Liquidation Preference, the Series D2 Liquidation Preference, the Series C1 Liquidation Preference, the Series C2 Liquidation Preference and the Series B1 Liquidation Preference, and other payments to the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock pursuant to Subsection 2.1, and (ii) the Series A1 Liquidation Preference to the holders of shares of Series A1 Preferred Stock pursuant to Subsection 2.2, the remaining assets of the Corporation available for distribution to its stockholders shall next be distributed in the following order of priority:

2.3.1        first, among the holders of shares of Series A1 Preferred Stock and Common Stock, on a pari passu basis and pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Class A Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation or Deemed Liquidation Event, until the holders of shares of Series A1 Preferred Stock have received a per share amount equal to (i) the amount payable in respect of one share of Series B1 Preferred Stock pursuant to Subsection 2.1.5 minus (ii) the Series A1 Liquidation Preference; provided, however, that, if upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A1 Preferred Stock and Common Stock the full amount to which they shall be entitled under this Subsection 2.3.1, the holders of shares of Series A1 Preferred Stock and Common Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full;

2.3.2        second, among the holders of shares of Series B1 Preferred Stock, Series A1 Preferred Stock and Common Stock, on a pari passu basis and pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Class A Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation or Deemed Liquidation Event, until the holders of shares of Series B1 Preferred Stock have received a per share amount equal to (i) the amount payable in respect of one share of Series C1 Preferred Stock pursuant to Subsection 2.1.3 minus (ii) the Series B1 Liquidation Preference; provided, however, that, if upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B1 Preferred Stock, Series A1 Preferred Stock and Common Stock the full amount to which they shall be entitled under this Subsection 2.3.2, the holders of shares of Series B1 Preferred Stock, Series A1 Preferred Stock and Common Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; and

2.3.3        third, among the holders of shares of Series C1 Preferred Stock, Series C2 Preferred Stock, Series B1 Preferred Stock, Series A1 Preferred Stock and Common Stock, on a pari passu basis and pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Class A Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation or Deemed Liquidation Event.

2.3.4        The aggregate amount that a holder of a share of Series A1 Preferred Stock is entitled to receive under Subsection 2.2 and this Subsection 2.3 is hereinafter referred to as the “Series A1 Liquidation Amount”, the aggregate amount that a holder of a share of Series B1 Preferred Stock is entitled to receive under Subsection 2.1 and this Subsection 2.3 is hereinafter referred to as the “Series B1 Liquidation Amount”, the aggregate amount that a holder of a share of Series C1 Preferred Stock is entitled to receive under Subsection 2.1 and this Subsection 2.3 is hereinafter referred to as the “Series C1 Liquidation Amount”, the aggregate amount that a holder of a share of Series C2 Preferred Stock is entitled to receive under Subsection 2.1 and this Subsection 2.3 is hereinafter referred to as the “Series C2 Liquidation Amount”, the aggregate amount that a holder of a share of Series D1 Preferred Stock is entitled to receive under Subsection 2.1 is hereinafter referred to as the “Series D1 Liquidation Amount” and the aggregate amount that a holder of a share of Series D2 Preferred Stock is entitled to receive under Subsection 2.1 is hereinafter referred to as the “Series D2 Liquidation Amount”.

2.4            Deemed Liquidation Events.

2.4.1        Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of (i) a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Class A Common Stock basis (the “Requisite Holders”), which for the purpose of this Subsection 2.4.1 is not subject to the Series C2/D2 Voting Restriction (as defined below) with respect to Subsection 2.4.1(b) and Subsection 2.4.1(c) below and (ii) a majority of the then outstanding shares of Series D1 Preferred Stock and Series D2 Preferred Stock, voting together as a separate class (the “Requisite Series D1/D2 Holders”) (which for the purpose of this Subsection 2.4.1 is not subject to the Series C2/D2 Voting Restriction with respect to Subsection 2.4.1(b) and Subsection 2.4.1(c) below), elect otherwise by written notice sent to the Corporation at least 5 days prior to the effective date of any such event:

(a)            a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.4.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(b)            the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole (including, without limitation, the Corporation’s intellectual property), or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c)            the sale, exchange or transfer by the Corporation’s stockholders of the Corporation’s voting stock, in a single transaction or series of related transactions, to a person or group of affiliated persons pursuant to which such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity).

For purposes of clarity, a business combination of the Corporation with a publicly listed “special purpose acquisition company” or its subsidiary (a “SPAC”), whether by merger, consolidation, stock purchase, share exchange, asset sale or otherwise (a “SPAC Transaction”), shall not be a Deemed Liquidation Event for any purpose hereunder.

2.4.2        Effecting a Deemed Liquidation Event.

(a)            The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.3.

(b)            In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(ii) or 2.4.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders (which, for the purpose of this Subsection 2.4.2(b), is not subject to the Series C2/D2 Voting Restriction) so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event (the “Initial Liquidation Redemption Date”), to redeem all outstanding shares of Series A1 Preferred Stock at a price per share equal to the Series A1 Liquidation Amount (the “Liquidation Series A1 Redemption Price”), all outstanding shares of Series B1 Preferred Stock at a price per share equal to the Series B1 Liquidation Amount (the “Liquidation Series B1 Redemption Price”), all outstanding shares of Series C1 Preferred Stock at a price per share equal to the Series C1 Liquidation Amount (the “Liquidation Series C1 Redemption Price”) all outstanding shares of Series C2 Preferred Stock at a price per share equal to the Series C2 Liquidation Amount (the “Liquidation Series C2 Redemption Price”), all outstanding shares of Series D1 Preferred Stock at a price per share equal to the Series D1 Liquidation Amount (the “Liquidation Series D1 Redemption Price”), and all outstanding shares of Series D2 Preferred Stock at a price per share equal to the Series D2 Liquidation Amount (the “Liquidation Series D2 Redemption Price” and, together with the Liquidation Series A1 Redemption Price, the Liquidation Series B1 Redemption Price, the Liquidation Series C1 Redemption Price, the Liquidation Series C2 Redemption Price and the Liquidation Series D1 Redemption Price, the “Liquidation Redemption Prices”). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock that are required to then be redeemed, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds (in the case of the Series A1 Preferred Stock, the Available Proceeds remaining after the complete redemption of Series D1 Preferred Stock by payment in full of the Series D1 Liquidation Amount, Series D2 Preferred Stock by payment in full of the Series D2 Liquidation Amount, Series C1 Preferred Stock by payment in full of the Series C1 Liquidation Amount, Series C2 Preferred Stock by payment in full of the Series C2 Liquidation Amount, and Series B1 Preferred Stock by payment in full of the Series B1 Liquidation Amount), based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor (together with the Initial Liquidation Redemption Date, the “Liquidation Redemption Dates”). Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses approved by the Requisite Holders incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.4.3        Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors, including the Applicable Directors (as defined below).

2.4.4        Allocation of Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration that becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.4.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.            Voting.

3.1            General. Except as provided by law or by the other provisions of the Certificate of Incorporation, including the Series C2/D2 Voting Restriction, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock (subject to Subsection 3.2) shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, and subject to Subsection 3.2, holders of Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

3.2            Series C2 Preferred Stock and Series D2 Preferred Stock. Except as provided by law or Subsections 2.4.1, 2.4.2(b), 3.4(a), 3.7(a), 3.7(c), 3.8(a), 3.8(c), 3.8(d), 4.4.2, and 4.10 or clause (c) of the proviso in Subsection 8 (collectively, the “Series C2/D2 Matters”), the holders of Series C2 Preferred Stock and Series D2 Preferred Stock shall not be entitled to (a) vote on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) or (b) consent to provide a waiver for any matters for which the holders of Preferred Stock must provide their consent or waiver (the “Series C2/D2 Voting Restriction”). In no event shall any Series C2 Preferred Stock or Series D2 Preferred Stock be redesignated or reconstituted as a voting security at any time prior to a Restriction Removal Event (as defined in that certain amended and restated letter agreement entered into on the Series D2 Original Issue Date between the purchasers of shares of Series C2 Preferred Stock and Series D2 Preferred Stock, together with their respective affiliates (collectively, the “Series C2/D2 Initial Holders”), and the Corporation, (the “Series C2/D2 Letter Agreement”)).

3.3            Election of Directors. The holders of record of the shares of Series A1 Preferred Stock, exclusively as a separate class on an as-converted to Class A Common Stock basis, shall be entitled to elect one (1) director of the Corporation (the “Series A1 Director”), the holders of record of the shares of Series B1 Preferred Stock, exclusively as a separate class on an as-converted to Class A Common Stock basis, shall be entitled to elect two (2) directors of the Corporation (the “Series B1 Directors”) and the holders of record of the shares of Series C1 Preferred Stock, exclusively as a separate class on an as-converted to Class A Common Stock basis, shall be entitled to elect one (1) director of the Corporation (the “Series C1 Director”, together with the Series A1 Director and the Series B1 Directors, the “Preferred Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A1 Preferred Stock, Series B1 Preferred Stock or Series C1 Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.3, then any directorship not so filled shall remain vacant until such time as the holders of the applicable series of Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class on an as-converted to Class A Common Stock basis. The holders of record of the shares of Class A Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as converted basis, shall, be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series A1 Preferred Stock shall terminate on the first date following the Series D1 Original Issue Date (as defined below) on which there are issued and outstanding less than 4,000,000 shares of Series A1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares). The rights of the holders of the Series B1 Preferred Stock shall terminate on the first date following the Series D1 Original Issue Date on which there are issued and outstanding less than 10,000,000 shares of Series B1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares). The rights of the holders of the Series C1 Preferred Stock to elect a Series C1 Director shall terminate on the first date following the Series D1 Original Issue Date on which there are issued and outstanding less than (a) 10,000,000 shares of Series C1 Preferred Stock or (b) following such time as all shares of Series C2 Preferred Stock have been converted into shares of Series C1 Preferred Stock pursuant to the terms hereof, 20,000,000 shares of Series C1 Preferred Stock (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares).

3.4            Preferred Stock Protective Provisions. At any time when at least an aggregate of 4,000,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Requisite Holders (subject to the Series C2/D2 Voting Restriction except in respect of a Deemed Liquidation Event set out in Subsections 2.4.1(b) or 2.4.1(c)):

(a)            liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, consummate a SPAC Transaction that is not a Qualified SPAC Transaction (as defined below), or consent to any of the foregoing;

(b)            amend, alter or repeal in any material respect any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(c)            create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to each series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights, or increase the authorized number of shares of any series of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to each series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and redemption rights;

(d)           (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to such series of Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with such series of Preferred Stock in respect of any such right, preference or privilege;

(e)            purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation (other than on the Preferred Stock) other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at or below the original purchase price or as approved by the Board of Directors, including the approval of a majority of the Preferred Directors (collectively, the “Applicable Directors”), or (iii) repurchases pursuant to that certain Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated on or about the Series D1 Original Issue Date, by and among the Corporation and the other parties named therein, as such may be amended from time to time;

(f)            create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000, unless such debt security arises from commercial bank loans, loans from institutional or other third-party lenders, equipment leases, bank lines of credit and similar arrangements approved by the Board of Directors, including the approval of the Applicable Directors;

(g)           increase or decrease (other than by redemption or conversion) the total number of authorized shares of Common Stock or Preferred Stock or designated shares of any series of Preferred Stock or any class of Common Stock;

(h)           increase or decrease the authorized number of directors constituting the Board of Directors;

(i)             acquire or sell any entity or assets of the Corporation in one or a series of related transactions if the purchase or sale price (as applicable) exceeds $1,000,000 in the aggregate (other than sales of the Corporation’s products in the ordinary course of business);

(j)             acquire any entity or assets if the target entity is not, or the acquired assets are not, as applicable, related to the principal product or products of the Corporation;

(k)            issue loans to, or make investments in, any of the Corporation’s joint ventures, partnerships or any other entity in which the Corporation holds equity securities, other than a wholly-owned subsidiary of the Corporation;

(l)             adopt, or materially amend, any employee equity incentive plan or other incentive or profit-sharing program;

(m)           issue stock options or warrants to purchase Common Stock or Preferred Stock (other than options or warrants issued to employees, consultants, directors or other service providers in accordance with the Corporation’s equity incentive plans approved by the Board of Directors, including the approval of the Applicable Directors);

(n)           materially change or alter the nature of the Corporation’s business; or

(o)           agree to do any of the foregoing.

3.5           Series A1 Preferred Stock Protection Provisions. At any time when at least 4,000,000 shares of Series A1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the powers, preferences or rights of the Series A1 Preferred Stock in a manner that is adverse and disproportionate relative to the effect on any other series of Preferred Stock without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

3.6           Series B1 Preferred Stock Protection Provisions. At any time when at least 10,000,000 shares of Series B1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of at least 59% of the then outstanding shares of Series B1 Preferred Stock, voting as a separate class (the “Requisite Series B1 Holders”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)            amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the powers, preferences or rights of the Series B1 Preferred Stock in a manner that is adverse and disproportionate relative to the effect on any other series of Preferred Stock, including, but not limited to, any amendments, alterations or repeals of the definition of “Requisite Series B1 Holders”; or

(b)           (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B1 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B1 Preferred Stock in respect of any such right, preference or privilege.

3.7           Series C1/C2 Preferred Stock Protection Provisions. At any time when at least 20,000,000 shares of Series C1 Preferred Stock and/or Series C2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series C1 Preferred Stock (and Series C2 Preferred Stock, together with the Series C1 Preferred Stock, with respect to clauses (a) and (c) only), voting as a separate class on an as-converted basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)            amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the powers, preferences or rights of the Series C1 Preferred Stock and Series C2 Preferred Stock in a manner that is adverse and disproportionate relative to the effect on any other series of Preferred Stock, or amend any provision in Subsection 3.2 (including with respect to the Series C2/D2 Matters and the Series C2/D2 Voting Restriction);

(b)            increase or decrease the authorized number of shares of Series C1 Preferred Stock and/or Series C2 Preferred Stock; or

(c)            (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C1 Preferred Stock and Series C2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C1 Preferred Stock and Series C2 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C1 Preferred Stock and Series C2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C1 Preferred Stock and Series C2 Preferred Stock in respect of any such right, preference or privilege.

3.8           Series D1/D2 Preferred Stock Protection Provisions. At any time when at least 4,500,000 shares of Series D1 Preferred Stock and/or Series D2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization that affects such shares) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series D1 Preferred Stock (and Series D2 Preferred Stock, together with the Series D1 Preferred Stock, with respect to clause (a), (c) and (d) only), voting as a separate class on an as-converted to Class A Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)            amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the powers, preferences or rights of the Series D1 Preferred Stock and Series D2 Preferred Stock in a manner that is adverse and disproportionate relative to the effect on any other series of Preferred Stock;

(b)           increase or decrease the authorized number of shares of Series D1 Preferred Stock and/or Series D2 Preferred Stock;

(c)            (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D1 Preferred Stock and Series D2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D1 Preferred Stock and Series D2 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D1 Preferred Stock and Series D2 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D1 Preferred Stock and Series D2 Preferred Stock in respect of any such right, preference or privilege;

(d)           enter into or consummate any SPAC Transaction unless the agreement or plan of merger or consolidation or related agreements pursuant to which such SPAC Transaction is to be consummated provides that the consideration payable to the holders of the Series D1 Preferred Stock and/or Series D2 Preferred Stock in respect thereof shall be equal to or greater than the Series D1 Liquidation Preference or Series D2 Liquidation Preference, as applicable; or

(e)            amend this Subsection 3.8.

4.             Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1        Conversion Ratio. Each share of Series A1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (x) the Series A1 Original Issue Price by (y) the Series A1 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series B1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (x) the Series B1 Original Issue Price by (y) the Series B1 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series C1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (x) the Series C1 Original Issue Price by (y) the Series C1 Conversion Price (as defined below) in effect at the time of conversion. Each share of Series D1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (x) the Series D1 Original Issue Price by (y) the Series D1 Conversion Price (as defined below) in effect at the time of conversion. The Series C2/D2 Initial Holders (as defined in the Series C2/D2 Letter Agreement) shall have the right, at any time, to convert any shares of Series C2 Preferred Stock or Series D2 Preferred Stock then held by the Series C2/D2 Initial Holders into such number of fully paid and nonassessable shares of Class A Common Stock or Class B Common Stock, in each case, as is determined by dividing (x) the Series C2 Original Issue Price or Series D2 Original Issue Price, as applicable, by (y) the Series C2 Conversion Price or Series D2 Conversion Price (each as defined below), respectively, in effect at the time of conversion; provided, however, that, notwithstanding the foregoing, such conversion shall only be permitted if and to the extent that, following such conversion, all of the voting securities of the Corporation held by the Series C2/D2 Initial Holders would in the aggregate represent less than ten percent (10%) of the combined voting power of the Corporation’s outstanding voting securities. The “Series A1 Conversion Price” shall initially be equal to $1.00, the “Series B1 Conversion Price” shall initially be equal to $1.00, the “Series C1 Conversion Price” and “Series C2 Conversion Price” shall each initially be equal to $1.15, and the “Series D1 Conversion Price” and “Series D2 Conversion Price” shall each initially be equal to $3.60. The Series A1 Conversion Price, Series B1 Conversion Price, Series C1 Conversion Price, Series C2 Conversion Price, Series D1 Conversion Price and Series D2 Conversion Price are sometimes referred to herein, individually, as a/the “Conversion Price.” The initial Series A1 Conversion Price, Series B1 Conversion Price, Series C1 Conversion Price, Series C2 Conversion Price, Series D1 Conversion Price and Series D2 Conversion Price, and the rates at which shares of such series of Preferred Stock may be converted into shares of Class A Common Stock or Class B Common Stock, as applicable, shall be subject to adjustment as provided below.

4.1.2        Series C2/D2 Conversion to Series C1/D1 Preferred Stock. The Series C2/D2 Initial Holders shall have the right, at any time, to convert any shares of Series C2 Preferred Stock or Series D2 Preferred Stock held by the Series C2/D2 Initial Holders into an equal number of shares of Series C1 Preferred Stock or Series D1 Preferred Stock, respectively; provided, that, notwithstanding the foregoing, such conversion shall only be permitted if, following such conversion, all of the voting securities held by the Series C2/D2 Initial Holders would in the aggregate represent less than ten percent (10%) of the combined voting power of the Corporation’s outstanding voting securities. If there is more than one (1) Series C2/D2 Initial Holder, the conversion set out in this Subsection 4.1.2 shall be pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Class A Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to conversion.

4.1.3        Series C2/D2 Conversion to Class B Common Stock. Notwithstanding anything to the contrary contained herein, during the period commencing immediately prior to the effectiveness of any registration of the Class A Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and ending immediately following such time after such effectiveness as the Class A Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act (an “Exchange Act Registration Period”) or such earlier time as such Exchange Act Registration Period terminates in accordance with this paragraph, shares of Series C2 Preferred Stock and Series D2 Preferred Stock shall not be convertible into Class A Common Stock, but instead each share of Series C2 Preferred Stock and Series D2 Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Class B Common Stock. The number of shares of Class B Common Stock into which each share of Series C2 Preferred Stock and Series D2 Preferred Stock may be converted shall be determined, with respect to the shares of Series C2 Preferred Stock, by dividing the Original Series C2 Issue Price by the Series C2 Conversion Price in effect on the date that the holder thereof elects to convert such share and, with respect to the shares of Series D2 Preferred Stock, by dividing the Original Series D2 Issue Price by the Series D2 Conversion Price in effect on the date that the holder thereof elects to convert such share. Notwithstanding anything to the contrary contained herein, any Exchange Act Registration Period shall automatically terminate upon the earliest to occur of (x) 5:00 p.m. (New York City time) on the third (3rd) Business Day (as defined below) following the commencement of the Exchange Act Registration Period, if the Company shall not prior to such time have entered into an underwriting agreement with respect to a proposed initial underwritten public offering of the Class A Common Stock, (y) the termination of an underwriting agreement entered into in connection with a proposed initial underwritten public offering of the Class A Common Stock, if such initial public offering shall not have been consummated prior to such termination, and (z) 5:00 p.m. (New York City time) on the tenth (10th) Business Day following the commencement of the Exchange Act Registration Period, if the Company shall not prior to such time have consummated a Qualified Public Offering (as defined below). “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York.

4.1.4        Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2           Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation, including the Applicable Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1        Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class A Common Stock or Class B Common Stock, as applicable, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock or Class B Common Stock, as applicable, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock or Class B Common Stock, as applicable, issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock or Class B Common Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock or Class B Common Stock, as applicable, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Class A Common Stock or Class B Common Stock, as applicable, otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2        Reservation of Shares. The Corporation shall at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing one or more Conversion Prices below the then par value of the shares of Common Stock issuable upon conversion of the applicable series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price(s).

4.3.3        Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4        No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on the applicable series of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5        Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4           Adjustments to Conversion Prices for Diluting Issues.

4.4.1        Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)            “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)           “Series D1 Original Issue Date” shall mean the date on which the first share of Series D1 Preferred Stock was issued.

(c)            “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors, including the Applicable Directors;

(vi)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, including the Applicable Directors;

(vii)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors, including the Applicable Directors;

(viii)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors, including the Applicable Directors;

(ix)	shares of Common Stock issued in transactions approved by the Board of Directors of the Corporation, including the Applicable Directors, which specifically states that such shares of Common Stock shall be Exempted Securities;

(x)	shares of Common Stock issued pursuant to the Corporation’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended; or

(xi)	shares of Series D1 Preferred Stock or Series D2 Preferred Stock issued pursuant to the terms of the Series D1/D2 Preferred Stock Purchase Agreement, dated on or about the Series D1 Original Issue Date, by and among the Corporation and the purchasers of Series D1 Preferred Stock and/or Series D2 Preferred Stock party thereto.

4.4.2        No Adjustment of Conversion Price. No adjustment in the Series A1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the outstanding shares of Series A1 Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series B1 Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C1 Conversion Price or Series C2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the outstanding shares of Series C1 Preferred Stock and Series C2 Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D1 Conversion Price or Series D2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority of the outstanding shares of Series D1 Preferred Stock and Series D2 Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3        Deemed Issue of Additional Shares of Common Stock.

(a)             If the Corporation at any time or from time to time after the Series D1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)            If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing a Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)             If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series D1 Original Issue Date), are revised after the Series D1 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)            Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, the applicable Conversion Price shall be readjusted to such Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)             If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to a Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to a Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4        Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D1 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than a Conversion Price in effect immediately prior to such issue, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)            “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)            “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)             “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)            “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)            “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5        Determination of Consideration. For purposes of Subsection 4.4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)            Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation, including the Applicable Directors; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b)            Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6        Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to a Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5            Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D1 Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Prices in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D1 Original Issue Date combine the outstanding shares of Common Stock, the Conversion Prices in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6            Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Prices in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(a)            the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)            the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Prices shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7            Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event, subject to such dividend or other distribution having been ratified by the Board of Directors at the time of such dividend or distribution, as applicable (including by the approval of the Board of Directors of such dividend or distribution).

4.8            Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9            Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of each applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the applicable series of Preferred Stock.

4.10            Notice of Record Date. In the event:

(a)            the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)            of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)            of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Unless waived by the Requisite Holders (which, for the purpose of this Subsection 4.10, is not subject to the Series C2/D2 Voting Restriction), such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.            Mandatory Conversion.

5.1            Trigger Events.

(a)            Immediately prior to (i) the closing of the sale of shares of Class A Common Stock to the public at a price of at least $3.60 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100,000,000 of gross proceeds to the Corporation (a “Qualified Public Offering”), or (ii) the consummation of a Qualified SPAC Transaction, (A) (1) each share of Series A1 Preferred Stock, Series B1 Preferred Stock, Series C1 Preferred Stock and Series D1 Preferred Stock then outstanding shall automatically be converted into a number of shares of Class A Common Stock at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (2) each share of Series C2 Preferred Stock and Series D2 Preferred Stock then outstanding shall automatically be converted into a number of shares of Class B Common Stock at the then effective conversion rate with respect to the conversion of the Series C2 Preferred Stock and Series D2 Preferred Stock into Class A Common Stock as calculated pursuant to Subsection 4.1.1; and (B) such shares may not be reissued by the Corporation. As used herein, a “Qualified SPAC Transaction” shall mean a SPAC Transaction (i) that ascribes a pre-transaction equity value of the Class A Common Stock of at least $3.60 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock), (ii) that results in gross proceeds to the Corporation, the SPAC or its successor entity in such transaction (through an equity financing transaction, including a “PIPE” transaction, consummated in connection with the closing of the transaction or from the cash held by the SPAC, after taking into account any redemptions from the SPAC’s trust account) of at least $100,000,000, and (iii) immediately following which the common stock or share capital of the SPAC or its successor entity is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors.

(b)            With respect to all shares of Preferred Stock, upon the date and time, or the occurrence of an event, specified by vote or written consent of (i) the Requisite Holders (subject to the Series C2/D2 Voting Restriction) and (ii) the Requisite Series D1/D2 Holders (subject to the Series C2/D2 Voting Restriction) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (A) (1) all outstanding shares of Series A1 Preferred Stock, Series B1 Preferred Stock, Series C1 Preferred Stock and Series D1 Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (2) all outstanding shares of Series C2 Preferred Stock and Series D2 Preferred Stock shall automatically be converted into shares of Class B Common Stock at the then effective conversion rate with respect to the conversion of the Series C2 Preferred Stock and Series D2 Preferred Stock into Class A Common Stock as calculated pursuant to Subsection 4.1.1 and (B) such shares may not be reissued by the Corporation (an automatic conversion event pursuant to Subsection 5.1(a) or this Subsection 5.1(b), an “Automatic Conversion Event”).

(c)            For the avoidance of doubt, upon automatic conversion of all outstanding shares of Preferred Stock into shares of Common Stock immediately prior to the consummation of a Qualified SPAC Transaction pursuant to Subsection 5.1(a), all rights of the Preferred Stock under Section 2 with respect to preferential payments (or any other payments that may otherwise differ from distributions to Common Stock) will terminate.

(d)            If the voting securities held by the Series C2/D2 Initial Holders would otherwise represent at any time prior to a Restriction Removal Event ten percent (10%) or more of the combined voting power of the Corporation’s outstanding voting securities, then, upon such occurrence, the minimum whole number of shares of Series C1 Preferred Stock and/or D1 Preferred Stock held by the Series C2/D2 Initial Holder as is required to be converted into shares of Series C2 Preferred Stock or Series D2 Preferred Stock, respectively, such that the voting securities held by the Series C2/D2 Initial Holders after such conversion would represent less than ten percent (10%) of the combined voting power of the Corporation’s outstanding voting securities at any time prior to a Restriction Removal Event, shall be automatically converted into an equal number of fully paid and non-assessable shares of Series C2 Preferred Stock or Series D2 Preferred Stock, as applicable. If there is more than one (1) Series C2/D2 Initial Holder, the conversion set out in this Subsection 5.1(d) shall be pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Class A Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to conversion.

(e)            With respect to the Series C2 Preferred Stock and Series D2 Preferred Stock:

(i)	Upon the sale, assignment, transfer or other disposition of any shares of Series C2 Preferred Stock to a person or entity other than the Series C2/D2 Initial Holder, each such outstanding share of Series C2 Preferred Stock shall be automatically converted into one fully paid and non-assessable share of Series C1 Preferred Stock. Upon the occurrence of a Restriction Removal Event, each share of Series C2 Preferred Stock then outstanding shall be automatically converted into one fully paid and non-assessable share of Series C1 Preferred Stock.

(ii)	Upon the sale, assignment, transfer or other disposition of any shares of Series D2 Preferred Stock to a person or entity other than the Series C2/D2 Initial Holders, each such outstanding share of Series D2 Preferred Stock shall be automatically converted into one fully paid and non-assessable share of Series D1 Preferred Stock. Upon the occurrence of a Restriction Removal Event, each share of Series D2 Preferred Stock then outstanding shall be automatically converted into one fully paid and non-assessable share of Series D1 Preferred Stock.

5.2            Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for, or a book-entry statement evidencing, the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.            Redemption.

6.1            General. Unless prohibited by Delaware law governing distributions to stockholders, shares of Preferred Stock shall be redeemed by the Corporation (the “General Redemption”) at a price equal to, in the case of Series A1 Preferred Stock, the Series A1 Liquidation Preference per share (the “General Series A1 Redemption Price”), in the case of Series B1 Preferred Stock, the Series B1 Liquidation Preference per share (the “General Series B1 Redemption Price”), in the case of the Series C1 Preferred Stock, the Series C1 Liquidation Preference per share (the “General Series C1 Redemption Price”), in the case of the Series C2 Preferred Stock, the Series C2 Liquidation Preference per share (the “General Series C2 Redemption Price”), in the case of the Series D1 Preferred Stock, the Series D1 Liquidation Preference per share (the “General Series D1 Redemption Price”), and in the case of the Series D2 Preferred Stock, the Series D2 Liquidation Preference per share (the “General Series D2 Redemption Price” and, together with the General Series A1 Redemption Price, the General Series B1 Redemption Price, the General Series C1 Redemption Price and the General Series D1 Redemption Price, the “General Redemption Prices”), in three annual installments commencing not more than sixty (60) days after receipt by the Corporation of written notice, at any time on or after the fifth (5th) anniversary of the Series D1 Original Issue Date, from the Requisite Holders (subject to the Series C2/D2 Voting Restriction), requesting redemption of all shares of Preferred Stock (the “General Redemption Request”); provided that, if such redemption requires approval of the Board of Directors, then such redemption shall have been ratified by the Board of Directors at the time of redemption (including by the approval of the Board of Directors of such redemption), and in any event such redemption shall be made pursuant to and in accordance with this Subsection 6.1, Subsection 6.3 and Subsection 6.4 of the Certificate of Incorporation, which has been approved by the Board of Directors, and any amendments or changes to this Subsection 6.1, Subsection 6.3 or Subsection 6.4 shall require, in addition to any stockholder approval required under the Certificate of Incorporation, the approval of the Board of Directors. Upon receipt of the General Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each such installment shall be referred to as a “General Redemption Date”. On the first General Redemption Date, the Corporation shall redeem the shares of Preferred Stock in the amount equal to one-third (1/3) of the aggregate amount of the General Redemption Prices payable calculated as of the date of the first General Redemption Date. On the second General Redemption Date, the Corporation shall redeem the shares of Preferred Stock in the amount equal to fifty percent (50%) of the aggregate amount of the General Redemption Prices unpaid calculated as of the second General Redemption Date. On the third General Redemption Date, the Corporation shall redeem the shares of Preferred Stock in the amount equal to the aggregate amount of the General Redemption Prices unpaid calculated as of the third General Redemption Date. The Corporation shall redeem the shares of Preferred Stock in the following order of priority:

6.1.1          on each General Redemption Date, first among the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock, on a pari passu basis and pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such General Redemption Date, until (v) the holders of shares of Series D1 Preferred Stock have received an aggregate per share amount equal to the General Series D1 Redemption Price, (w) the holders of shares of Series D2 Preferred Stock have received an aggregate per share amount equal to the General Series D2 Redemption Price, (x) the holders of shares of Series C1 Preferred Stock have received an aggregate per share amount equal to the General Series C1 Redemption Price, (y) the holders of shares of Series C2 Preferred Stock have received an aggregate per share amount equal to the General Series C2 Redemption Price and (z) the holders of shares of Series B1 Preferred Stock have received an aggregate per share amount equal to the General Series B1 Redemption Price. If upon any such General Redemption Date, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock the full amount to which they shall be entitled under this Subsection 6.1.1, the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

6.1.2          second, on (x) each General Redemption Date commencing on such General Redemption Date in which all of the shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series B1 Preferred Stock have been redeemed in full pursuant to Subsection 6.1.1, and (y) each subsequent General Redemption Date (if applicable), among the holders of shares of Series A1 Preferred Stock, on a pari passu basis and pro rata based on the number of shares held by each such holder, until the holders of shares of Series A1 Preferred Stock have received an aggregate per share amount equal to the General Series A1 Redemption Price. If upon any General Redemption Date, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A1 Preferred Stock the full amount to which they shall be entitled under this Subsection 6.1.2, the holders of shares of Series A1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

If, on any General Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

6.2          Special Redemption Right. In addition to the redemption right provided in Subsection 6.1, and unless prohibited by Delaware law governing distributions to stockholders, in the event that (i) the Corporation breaches any of the Specified Conditions (as defined in the amended and restated letter agreement between Colony Harvest Ltd (“Colony Harvest”) and the Corporation, entered into on the April 28, 2020 (the “Colony Harvest Letter”)) and (ii) the Corporation has not cured such breach by the date that is one (1) year following written notice to the Corporation specifying that such breach has occurred (the “Cure Period”), then Colony Harvest shall have the right to request in writing (the “Special Redemption Request”) redemption of all shares of Preferred Stock outstanding and held by Colony Harvest as of the first day following the Cure Period (the “Special Redemption”) at a price equal to two times (2x) the applicable Original Issue Price, plus any applicable Accruing Dividends accrued but unpaid on such shares of Preferred Stock, plus any other dividends declared but unpaid on such shares of Preferred Stock (collectively, the “Special Redemption Price” and, together with the General Redemption Prices and the Liquidation Redemption Prices, each a “Redemption Price”). The Special Redemption Price shall be payable in three annual installments commencing not more than sixty (60) days after receipt by the Corporation of the Special Redemption Request. The date of each such installment shall be referred to as a “Special Redemption Date” (and, together with the General Redemption Date and the Liquidation Redemption Dates, each a “Redemption Date”). In the event the Special Redemption Request is made in accordance with the terms of this Subsection 6.2, the Corporation shall notify all other holders of Preferred Stock of the Special Redemption Request (the “Special Redemption Notice”) within ten (10) days after receipt of such request. The Requisite Holders (subject to the Series C2/D2 Voting Restriction) may elect for all holders of Preferred Stock to participate in the Special Redemption by delivering notice (the “Participation Notice”) to the Corporation and each other holder of Preferred Stock within ten (10) days after the Corporation’s delivery of the Special Redemption Notice. In such case, subject to the next sentence, all holders of Preferred Stock then outstanding shall participate in the Special Redemption alongside Colony Harvest on a pari passu basis pursuant to the applicable provisions of this Section 6. Notwithstanding the foregoing, if the Corporation receives, on or prior to the tenth (10th) day following the date of delivery of the Participation Notice to a holder of Preferred Stock, written notice from such holder that such holder elects to be excluded from the Special Redemption provided in this Subsection 6.2, then the shares of Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall not be redeemed pursuant to the provisions of this Subsection 6.2. If on any Special Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

6.3          Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a)          the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)          the Redemption Date and the applicable Redemption Price(s);

(c)          the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)          that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.4          Interest. If any shares of Preferred Stock are not redeemed for any reason on any Redemption Date, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Redemption Price applicable to such unredeemed shares at an aggregate per annum rate equal to ten percent (10%), with such interest to accrue daily in arrears and be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”), provided, however, that the Corporation shall take all such actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate. In the event any provision hereof would result in the rate of interest payable hereunder being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date to the extent permitted by law.

6.5          Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

6.6          Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

6.7          Suspension of Redemption Rights. Notwithstanding anything in this Certificate of Incorporation to the contrary, no shares of Preferred Stock shall have any rights of redemption until, and no Redemption Notice may be delivered, before the date that is 180 days after the date on which all Obligations (as defined in that certain loan and security agreement among the Corporation, Kennedy Lewis Management LP, in its capacity as collateral agent for the lenders party thereto (in such capacity, the “Collateral Agent”), and the other parties thereto, dated on or about May 14, 2020 (as amended and/or restated, supplemented or otherwise modified from time to time, the “Loan Facility”)) have been paid in full in cash and the Loan Facility has been terminated pursuant to the terms therein (the “Loan Restriction Qualification”). For the avoidance of doubt, all shares of Preferred Stock, including any such shares that may be issued or subsequently transferred or assigned following May 14, 2020, shall be subject to the Loan Restriction Qualification. The holders of Preferred Stock and the Corporation acknowledge that the foregoing provisions are for the benefit of the Collateral Agent and that the Collateral Agent shall have rights as a third party beneficiary hereunder.

7.          Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.          Waiver. Except as otherwise expressly set forth herein, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Requisite Holders (subject to the Series C2/D2 Voting Restriction); provided that (a) any waiver that would adversely affect the Series A1 Preferred Stock in a manner differently from the other series of Preferred Stock shall require the affirmative written consent of holders of a majority of the outstanding shares of Series A1 Preferred Stock, (b) any waiver that would adversely affect the Series B1 Preferred Stock in a manner differently from the other series of Preferred Stock shall require the affirmative written consent of the Requisite Series B1 Holders, (c) any waiver that would adversely affect the Series C1 Preferred Stock and Series C2 Preferred Stock in a manner differently from the other series of Preferred Stock shall require the affirmative written consent of holders of a majority of the Series C1 Preferred Stock and Series C2 Preferred Stock, voting together as a single class, (d) any waiver that would adversely affect the Series D1 Preferred Stock and Series D2 Preferred Stock in a manner differently from the other series of Preferred Stock shall require the affirmative written consent of holders of a majority of the Series D1 Preferred Stock and Series D2 Preferred Stock, voting together as a single class, and (e) any waiver of Subsection 6.2 hereof shall require the prior written consent of each of the parties to the Colony Harvest Letter.

9.          Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

Unless otherwise required by applicable law or this Certificate of Incorporation, each director shall have one vote on all matters presented to the Board of Directors for consideration and voting by the directors. If the Board of Directors has an even number of directors then in office and considers and votes on any matter at a duly-convened meeting to consider such matter and (i) all of the directors then in office are present and vote at such duly convened meeting, (ii) such vote results in an equal number of the directors voting in favor of such matter and against such matter (a “Deadlock”), and (iii) approval of such matter requires a majority vote in favor of such matter by the directors present at such meeting, then in such case the director then serving as the Corporation’s Chief Executive Officer shall have the power and authority to cast an additional vote on such matter for the purpose of breaking the Deadlock.

With respect to any committee established by the Board of Directors, unless otherwise required by applicable law, each director serving on such committee shall have one vote on all matters presented to such committee for its consideration and voting by the directors who are members of such committee.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person in such Covered Person’s capacity as a director of the Corporation.

* * *

3.          That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.          That this Ninth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Ninth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 25th day of June, 2021.

By:	/s/ Robert Spignesi
President and Chief Executive Officer